SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 15, 2007

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization)	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On February 15, 2007, we issued a press release announcing our financial results for the period ended December 30, 2006 and our outlook for the first quarter ending March 31, 2007. A copy of the press release, together with the related financial schedules, are attached hereto as Exhibit 99.1, the text of which are incorporated by reference herein. This press release, together with the related financial schedules, are not to be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing, or to form a part of our public disclosure in the United States or otherwise.

GAAP to Non-GAAP Reconciliation

     Our disclosure of financial results for the thirteen weeks and fiscal year ended December 31, 2005, respectively, contained herein is prepared in accordance with generally accepted accounting principles (“GAAP”) and for comparative purposes, is accompanied by disclosures and financial measures that are not prepared in conformity with GAAP. These non-GAAP disclosures include certain adjustments not reflected in the GAAP presentations that primarily relate to the following:

o	Costs associated with our outsourcing and optimization plan in North America which was announced in April 2005. These program costs, which aggregated approximately $5.0 million and $26.6 million for the thirteen weeks and fiscal year ended December 31, 2005, respectively, included reorganization costs, primarily consisting of severance and lease exit costs as well as costs charged to selling, general and administrative expenses, primarily consisting of consulting, retention and other direct transition expenses.

o	Costs associated with the integration of our acquisition of Tech Pacific with Ingram Micro. These costs, which aggregated approximately $2.7 million and $12.7 million for the thirteen weeks and fiscal year ended December 31, 2005, respectively, included reorganization costs, primarily consisting of severance and lease exit costs for associates and facilities of Ingram Micro made redundant by the acquisition. In addition, these included costs charged to selling, general and administrative expenses, primarily consisting of consulting, retention, relocation and other direct integration expenses, as well as incremental depreciation of fixed assets resulting from the reduction in useful lives to coincide with the facility closures associated with the integration.

o	Charge associated with redemption of senior subordinated notes and termination of related interest rate swap agreements. A charge of $8.4 million was incurred for the fiscal year ended December 31, 2005 related to Ingram Micro’s redemption of all its outstanding senior subordinated notes and the termination of related interest-rate swap agreements.

o	Benefit associated with the reversal of previously accrued income taxes related to gains on the sale of securities. A benefit of $0.2 million and $2.4 million were recorded for the thirteen weeks and fiscal year ended December 31, 2005 for the reversal of previously accrued income taxes related to gains on the sale of securities.

     Non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP earnings per share are the primary indicators management uses internally to conduct and measure its business and evaluate the performance of its consolidated operations and geographic operating segments. Management believes these measures are useful information to investors because it provides a meaningful comparison to prior periods and may be more indicative of the level of future results.

     These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.

     The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on our operations, are outlined below:

     Non-GAAP Operating Expenses and Non-GAAP Operating Income (in Dollars and as a Percentage of Net Sales). GAAP operating expenses and operating income for the thirteen weeks and fiscal year ended December 31, 2005 were impacted by the costs associated with our outsourcing and optimization plan in North America and costs associated with the integration of our Tech Pacific acquisition with Ingram Micro. Management views these actions as discrete programs designed to improve processes, utilize resources more efficiently, effectively integrate an acquired business, and enhance the overall profitability of our company on a sustainable basis. We track the progress on these initiatives and the related costs to ensure they are managed effectively. The economic substance behind our decision to use these non-GAAP operating expense and operating income measures is that the costs incurred on these programs were incremental to operations in the normal course of business, were incurred over a relatively short program period (generally less than 18 months) and are not expected to recur now that the programs are completed. Therefore, their inclusion may distort historical trends. Additionally, amounts could vary significantly from period to period based on the timing of specific actions under these programs and management could not reasonably predict the amount of these costs on a quarterly basis. Because the amounts could not be reasonably predicted on a quarterly basis, management has not included these costs in its previously announced earnings outlooks. Management uses these non-GAAP operating expense and operating income measures along with the related GAAP measures to conduct and measure its business against internally developed objectives and evaluate the performance of its consolidated operations and geographic operating segments. Management believes these measures are useful information to investors because they provide meaningful comparisons to prior periods, management’s previous outlooks, and the analysts’ own financial models, which may exclude the costs of these actions. Material limitations associated with the use of these measures as compared to the GAAP measures of operating expenses and operating income is that they do not reflect all period costs included in operating expenses and operating income associated with these actions and as such may not be comparable to other companies with similar actions who present such costs differently. To compensate for these limitations, management believes that it is appropriate to consider operating expenses and operating income determined under GAAP as well as on a non-GAAP basis.

     Non-GAAP Net Income and Non-GAAP Earnings Per Share. GAAP net income and earnings per share for the thirteen weeks and fiscal year ended December 31, 2005 were impacted by all of the items impacting the non-GAAP measures discussed above as well as the charge associated with the redemption of senior subordinated notes, the termination of related interest-rate swap agreements and the reversal of previously accrued income taxes related to gains on the sale of securities. Non-GAAP net income excludes the after-tax impact of all these items and non-GAAP earnings per share is calculated by dividing non-GAAP net income by weighted average shares outstanding calculated on a fully diluted basis. The economic substance behind our decision to use the non-GAAP net income and earnings per share measures, which exclude the estimated after-tax impact of the outsourcing and optimization plan in North America, the integration of Tech Pacific as well as the charge associated with the redemption of senior subordinated notes, the related termination of related interest-rate swap agreements and the reversal of previously accrued income taxes related to gains on the sale of securities is that the costs and tax impact related to these programs and actions were incremental to operations in the normal course of business, related costs were incurred over a relatively short program period (generally less than 18 months) and the related costs are not expected to recur now that the programs are completed. Therefore, their inclusion may distort historical trends. Additionally, amounts could vary significantly from period to period based on the timing of specific actions under these programs. As a result, management could not reasonably predict the amount of these costs on a quarterly basis. Because the amounts could not be reasonably predicted on a quarterly basis, management has not included these items in its previously announced earnings outlooks. Management uses the non-GAAP net income and earnings per share measures along with the related GAAP measures to conduct and measure its business against internally developed objectives and evaluate the performance of its consolidated operations. Management believes these non-GAAP measures are useful information to investors because it provides a meaningful comparison to prior periods, management’s previous outlooks, and the analysts’ own financial models, which may exclude the impacts of these items. Material limitations associated with the use of these non-GAAP measures as compared to the GAAP measures of net income and earnings per share is that it does not reflect all costs included in net income and earnings per share associated with these items and as such may not be comparable to other companies with similar items who present related costs differently. To compensate for these limitations, management believes that it is appropriate to consider net income and earnings per share determined under GAAP as well as on a non-GAAP basis.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 15, 2007 and related
financial schedules.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd

	Name:	Larry C. Boyd
	Title:	Senior Vice President, Secretary and General Counsel

Date: February 15, 2007